UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 6, 2026
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Wiley & Sons, Inc. (the “Company” or “Wiley”) issued a press release today, May 6, 2026, announcing the departure of Jay Flynn, Executive Vice President and General Manager, Research and Learning, and the appointment of Jessica Kowalski, Executive Vice President and General Manager, Research, effective May 11, 2026.

Ms. Kowalski, joins Wiley from Microsoft, bringing more than two decades of experience leading knowledge, data, research publishing, and AI-enabled businesses at global scale, including senior operating roles at Amazon Web Services and RELX. She holds a Master of Arts from Georgetown University and a Bachelor of Arts, summa cum laude, from The George Washington University.

Mr. Flynn’s departure is without cause and, as a result, he is eligible for separation benefits in accordance with his previously filed Employment Letter dated September 28, 2021, and as described in the Company’s Executive Severance Policy, both of which were previously filed with the Securities and Exchange Commission (“SEC”) as exhibits to the Company’s Form 10-K.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are being “furnished” as part of this Current Report on Form 8-K:
Exhibit No. Description

99.1 - Press release dated May 6, 2026 "Wiley Names Jessica Kowalski Executive Vice President and General Manager, Research"
104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Matthew S. Kissner
Matthew S. Kissner
President and Chief Executive Officer

Dated: May 6, 2026